UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2010

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices, including ZIP code)

(920) 684-4410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On February 8, 2010, The Manitowoc Company, Inc. (the “Company”) completed the sale of $400,000,000 aggregate principal amount of its 9.50% Senior Notes due 2018 (the “Notes”). The Notes are guaranteed by certain of the Company’s wholly-owned subsidiaries (the “Guarantors”) and were issued under an Indenture (the “Indenture”), dated as of February 8, 2010, between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of February 8, 2010, among the Company, the Guarantors and the Trustee (the “Supplemental Indenture”).

The Supplemental Indenture and form of the Note, which is included therein, provide, among other things, that the Notes bear interest at a rate of 9.50% per year (payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2010), and will mature on February 15, 2018.

The Company may redeem the Notes at any time prior to February 15, 2014 at a “make-whole” redemption price and at any time on or after February 15, 2014 at various redemption prices set forth in the Supplemental Indenture, plus, in each case, accrued but unpaid interest, if any, to the date of redemption.  In addition, at any time prior to February 15, 2013, the Company is permitted to redeem up to 35% of the Notes with the proceeds of certain equity offerings at a redemption price set forth in the Supplemental Indenture, plus accrued but unpaid interest, if any, to the date of redemption.

The Company is required to offer to repurchase the Notes for cash at a price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, upon the occurrence of a change of control triggering event.

The Guarantors will, jointly and severally, fully guarantee (the “Guarantees”), on a senior unsecured basis, the Company’s obligations under the Supplemental Indenture and the Notes.  The obligations of each Guarantor under its Guarantee will be limited to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

The Supplemental Indenture includes customary events of default. If an event of default occurs and is continuing with respect to the Notes, then the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes may declare the principal and accrued interest on all of the Notes to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, all unpaid principal of, and premium, if any, and accrued and unpaid interest on all outstanding Notes will become due and payable immediately.

The descriptions of the Indenture and the Supplemental Indenture set forth above are qualified by reference to the Indenture and the Supplemental Indenture filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.              Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.

The following exhibits are being filed herewith:

(4.1)                                                 Indenture, dated as of February 8, 2010, between The Manitowoc Company, Inc. and Wells Fargo Bank, National Association.

(4.2)                                                 First Supplemental Indenture, dated as of February 8, 2010, among The Manitowoc Company, Inc., the guarantors named therein and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.

Date: February 10, 2010	By:	/s/ Carl J. Laurino
Carl J. Laurino
Senior Vice President & Chief Financial Officer

THE MANITOWOC COMPANY, INC.

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

(4.1)	Indenture, dated as of February 8, 2010, between The Manitowoc Company, Inc. and Wells Fargo Bank, National Association.

(4.2)	First Supplemental Indenture, dated as of February 8, 2010, among The Manitowoc Company, Inc., the guarantors named therein and Wells Fargo Bank, National Association.